PERSBERICHT — PERSBERICHT — PERSBERICHT — PERSBERICHT — PERSBERICHT COMMUNIQUE DE PRESSE — COMMUNIQUE DE PRESSE — COMMUNIQUE DE PRESSE PRESS RELEASE — PRESS RELEASE — PRESS RELEASE — PRESS RELEASE — PRESS RELEASE

04/030

PRESS STATEMENT

Paris, France and Amstelveen, The Netherlands – April 27, 2004

Air France and KLM have noted that the VEB has commenced proceedings to require Air France and KLM to modify the announced timetable for Air France’s exchange offer for KLM shares, as a result of which the expiration of the exchange offer would be considerably delayed. Air France and KLM believe that the VEB position is without any foundation. KLM’s extraordinary meeting of shareholders of April 19 has in anticipation of the completion of the exchange offer resolved to amend the KLM articles of association necessary to effect the combination with an overwhelming majority.

The VEB has unsuccessfully issued a similar request to the AFM.

Air France and KLM do not believe that there is any reason to delay the completion of the exchange offer. In accordance with the announced timetable, the exchange offer is scheduled to expire on May 3, 2004.

Legal Information

     The combination of KLM and Air France will be implemented through an exchange offer made by Air France to all shareholders of KLM. This document is neither an offer to purchase nor a solicitation of an offer to sell shares of KLM. In connection with the exchange offer, Air France has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 which includes a prospectus relating to the offer, and a tender offer statement on Schedule TO, and KLM has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9. KLM shareholders who are U.S. persons or are located in the United States are urged to carefully review the registration statement on Form F-4 and the prospectus included therein, the Schedule TO and other documents relating to the offer that have been filed by Air France with the SEC because these documents contain important information relating to the offer. You are also urged to read the Schedule 14D-9 that has been filed with the SEC by KLM regarding the offer. You may obtain a free copy of these documents and other documents filed by Air France and KLM with the SEC at the SEC’s web site at www.sec.gov. You may also inspect and copy the registration statement on Form F-4, as well as any documents incorporated by reference therein, the Schedule TO and the Schedule 14D-9 at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. U.S. shareholders may obtain these documents free of charge by contacting our information agent, Georgeson Shareholder Communications Inc., at 1-212-440-9800 or toll free at 1-866-297-1410.YOU SHOULD READ THE PROSPECTUS AND THE SCHEDULE 14D-9 CAREFULLY BEFORE MAKING A DECISION CONCERNING THE OFFER.

KLM Corporate Communications	Air France Corporate Communications
P.O. Box 7700	45, rue de Paris
1117 ZL Schiphol Airport, The Netherlands	95747 Roissy Cedex, France
Tel: +31 (0) 20 6494545 - Fax: +31 (0) 20 6488092	Tel: +33 (0)1 41 56 56 00 - Fax: +33 (0)1 41 56 84 19
Internet: www.klm.com	Internet: www.airfrance.com/corporate

PERSBERICHT — PERSBERICHT — PERSBERICHT — PERSBERICHT — PERSBERICHT COMMUNIQUE DE PRESSE — COMMUNIQUE DE PRESSE — COMMUNIQUE DE PRESSE PRESS RELEASE — PRESS RELEASE — PRESS RELEASE — PRESS RELEASE — PRESS RELEASE

Forward-Looking Statements

The information herein contains, and Air France, KLM and their representatives may make, forward-looking statements either orally or in writing, about Air France, KLM and their businesses. These forward-looking statements, which include, but are not limited to, statements concerning the financial condition, results of operations and businesses of Air France and KLM and the benefits expected to result from the contemplated transaction, are based on management’s current expectations and estimates.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of Air France or KLM’s control and are difficult to predict, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements. These statements are not guarantees of future performance and involve risks and uncertainties including, among others: the risk that the conditions relating to the required minimum tender of shares might not be satisfied; failure by Air France and KLM shareholders to approve the planned corporate reorganizations; inability to obtain, or meet the conditions imposed for, regulatory approvals in a timely manner or at all; the risk that the businesses of Air France and KLM will not be integrated successfully and the the expected synergies and cost savings will not be achieved; unanticipated expenditures; changing relationships with customers, suppliers and strategic partners; and other economic, business, competitive and/or regulatory factors affecting the businesses of Air France and KLM generally. Air France and KLM caution that the foregoing list of important factors is not exhaustive. Additional information regarding the factors and events that could cause differences between forward-looking statements and actual results in the future is contained in KLM’s Securities and Exchange Commission filings, including KLM’s Annual Report on Form 20-F. Air France and KLM undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

KLM Corporate Communications	Air France Corporate Communications
P.O. Box 7700	45, rue de Paris
1117 ZL Schiphol Airport, The Netherlands	95747 Roissy Cedex, France
Tel: +31 (0) 20 6494545 - Fax: +31 (0) 20 6488092	Tel: +33 (0)1 41 56 56 00 - Fax: +33 (0)1 41 56 84 19
Internet: www.klm.com	Internet: www.airfrance.com/corporate